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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                August 17, 2001
                                ---------------


                                PROXYMED, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

             Florida                   000-22052            65-0202059
             -------                   ---------            ----------
 (State or other jurisdiction         (Commission          (IRS Employer
       of incorporation)              File Number)       Identification No.)


   2555 Davie Road, Suite 110, Ft. Lauderdale, Florida             33317-7424
   ---------------------------------------------------             ----------
         (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code (954)  473-1001
                                                          ---------------
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Item 5.  Other Events.

     On August 17, 2001, the Company filed a press release announcing its completion of an exchange of warrants issued in connection with its Series C preferred stock by exchanging 21.1 million warrants for 15.7 million shares of common stock. In addition to the warrant exchange, the Company announced a 1-for-15 reverse stock split of its common stock whereby each 15 shares of common stock would be exchanged for one new share of common stock (see Exhibit 99.1).


Item 7.  Exhibits.

     (c)  The following exhibits are included herein:

              Exhibit 2.1 -  Articles of Amendment to Articles of Incorporation
                             dated July 25, 2001, increasing the authorized shares of common stock to 200,000,000, par value $.001.

              Exhibit 2.2 Articles of Amendment to Articles of Incorporation dated August 21, 2001, authorizing the 1-15 reverse stock split.

              Exhibit 99.1 Press Release dated August 17, 2001, reporting the completion of an exchange of warrants issued in connection with its Series C preferred stock and the Company's 1-15 reverse stock split.

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ProxyMed, Inc.



Date:  August 21, 2001                 /s/ Judson E. Schmid
       ---------------                 ------------------------------------
                                       Judson E. Schmid, Executive Vice
                                        President and Chief Financial Officer

                                       2
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                               INDEX TO EXHIBITS


     EXHIBIT NUMBER                             DESCRIPTION
     --------------                             -----------

           2.1 Articles of Amendment to Articles of Incorporation dated July 25, 2001, increasing the authorized shares of common stock to 200,000,000, par value $.001.

           2.2 Articles of Amendment to Articles of Incorporation dated August 21, 2001, authorizing the 1-15 reverse stock split.

          99.1 Press Released dated August 17, 2001, reporting the completion of an exchange of warrants issued in connection with its Series C preferred stock and the Company's 1-15 reverse stock split.

                                       3